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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Shiloh Industries, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Theodore K. Zampetis, Stephen E. Graham, David J. Hessler and Thomas C. Daniels, and each of them, as his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as an officer or director of the Company, a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Stock, par value $.01 per share, of the Company to be offered in connection with the Company's Amended and Restated 1993 Key Employee Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto such attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that such attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

               This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

               IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 12th day of December 2002.

           Signature                                    Title
           ---------                                    -----
/s/ Theodore K. Zampetis                 President and Chief Executive Officer (Principal
----------------------------------       Executive Officer) and Director
Theodore K. Zampetis

/s/ Stephen E. Graham                    Chief Financial Officer (Principal Accounting
----------------------------------       Officer and Principal Financial Officer)
Stephen E. Graham

/s/ Curtis E. Moll                       Chairman of the Board and Director
----------------------------------
Curtis E. Moll

/s/ Maynard H. Murch, IV                 Director
----------------------------------
Maynard H. Murch, IV

/s/ Ronald C. Houser                     Director
----------------------------------
Ronald C. Houser

/s/ David J. Hessler                     Director
----------------------------------
David J. Hessler

/s/ James A. Karman                      Director
----------------------------------
James A. Karman

/s/ John J. Tanis                        Director
----------------------------------
John J. Tanis

/s/ Dieter Kaesgen                       Director
----------------------------------
Dieter Kaesgen